Exhibit 99.1

OSS Reports Q1 2020 Revenue Up 33% to $13.4 Million

ESCONDIDO, Calif., May 14, 2020 – One Stop Systems, Inc. (Nasdaq: OSS), a global leader in specialized high-performance edge computing and AI on the Fly®, reported record results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial and Operational Highlights

•	Revenue increased 33% to a record first quarter of $13.4 million.

•	Gross profit improved to $3.4 million or 25.4% of revenue.

•	Secured design win for new mil-spec flash storage array for airborne sensor data collection, reflecting the unique capabilities of the company’s award-winning flash array technology.

•

Introduced new OSS PCIe Gen 4 expansion system incorporating the latest NVIDIA V100S Tensor Core GPU. This system delivers data center capabilities to HPC and AI deployments at the edge. So far in 2020, the company has received more than $3.5 million in orders for its first-to-market Gen 4 products that double the performance over Gen 3.

•	Appointed OSS director, David Raun, as interim CEO to leverage his public company CEO experience, familiarity with the industry, the company and management team.

•

Launched a digital series using virtual trade show tours and webinars. This includes a successful AI on the Edge webinar with NVIDIA and Marvell hosted by OSS available for download at www.onestopsystems.com

Financial Summary

Revenue in the first quarter of 2020 increased 33% to $13.4 million from $10.1 million in the same year-ago quarter. The increase was primarily driven by sales of custom servers to be used in media and entertainment, as well as PCIe Gen 4 products and AI on the Fly technology for autonomous driving vehicles. The company’s Bressner subsidiary contributed $4.9 million or 36.8% of consolidated first quarter revenue, while CDI contributed $622,000 or 4.6%.

Gross profit in the first quarter of 2020 was $3.4 million or 25.4% of revenue, compared to $2.4 million or 24.0% of revenue in the same year-ago quarter. Gross margin for the company’s core OSS business was down slightly to 28.1% in the first quarter of 2020 from 28.7% in the same year-ago quarter. Both Bressner and CDI gross margins improved, contributing 21.9% and 19.7%, respectively.

Total operating expenses increased 10.4% to $4.9 million from $4.4 million in first quarter 2019. The increase was primarily due to increased general and administrative (G&A) expense that was primarily attributable to the accrual of severance benefits, as well as increased marketing and selling expense, which was partially offset by a decrease in R&D expense.

Overall operating expenses decreased as a percentage of revenue to 36.7% in the first quarter of 2020, as compared to 44.2% in the same year-ago quarter. This expense level does not reflect the $2.5 million to $3.0 million in anticipated annual savings resulting from the company’s recently implemented expense reduction program. Excluding one-time severance cost, operating expenses would have been flat in the first quarter of 2020 compared to the same year-ago quarter.

Net loss attributable to common stockholders on a GAAP basis totaled $1.1 million or $(0.07) per share in Q1 compared to a loss of $945,000 or $(0.07) per share in the year-ago period.

Non-GAAP net loss attributable to common stockholders totaled $714,000 or $(0.04) per share in Q1, as compared to $428,000 or $(0.03) per share in the same year-ago period.

Adjusted EBITDA, a non-GAAP term, was negative $950,000 in Q1, as compared to negative $1.4 million in the same year-ago period. (See the definitions of these non-GAAP terms and reconciliation to GAAP, below.)

Cash and cash equivalents totaled $3.0 million at March 31, 2020, as compared to $5.2 million at December 31, 2019. The decrease is primarily due to cash used in operations and financing activities.

Subsequent to the end of the quarter, the company raised $2.5 million in a convertible debt offering and also has received a Paycheck Protection Plan loan of approximately $1.5 million. Inclusive of these financing proceeds, the company currently has cash on hand of $5.0 million. The company believes its cash position and available funds provide it with sufficient liquidity to meet its cash requirements for the current operations.

Management Commentary

“Our strong top-line growth in the first quarter, which exceeded our expectations, was driven by our expanded product offerings and strengthened sales capabilities,” said David Raun, OSS interim CEO. “We recently received $3.5 million in production orders for our new Gen 4 PCIe products from multiple OEM customers for delivery in 2020. These OEM orders represent highly desirable ‘sticky’ engagements, where our technology is built into their designs.

“The medical, military, and other critical applications served by our products, has required OSS to remain in operation and continue to provide the essential infrastructure products that we design and manufacture. While we have been impacted by COVID-19 like other companies, our teams acted swiftly in Q1 to secure supplies early and pivoted to a virtual workforce.

“During the quarter we closed three new program wins exceeding $1 million each. Two of the three wins are with new customers, one military and one industrial OEM. “As of today, we have 27 large opportunities in our pipeline. Eight of these involve our leadership in our PCI Express Gen 4 products.

“On the new product front, we are planning to introduce four new PCI Express Gen 4 platforms in 2020. We are seeing significant interest in these leading-edge standard products, and we expect to convert this interest into more Gen 4 revenue later this year.

“Over the past 90 days, the management team has been working to ensure sustainability while also laying a stronger foundation for future growth. Actions taking during this period include expense reductions, a reorganization and securing additional capital. While the objectives associated with most of these recently implemented changes will take time to yield the desired effect and propel the company to the next level, we expect the benefit from the expense reductions will start to show in the current quarter and be fully realized in the 2nd half of the year. We eliminated approximately $2.5 million to $3.0 million in annual spend.

Outlook

For the second quarter, unlike many companies who elected not to provide guidance, in the spirit of transparency, OSS is providing a minimum baseline for expected revenue of $10 million for Q2. Given the company’s strong first quarter of 2020, it expects revenue for the first half of the year to be at least on par with the first half of 2019. While OSS is diligently working multiple challenges in parallel to bring performance up above this baseline, the company wants to be realistic in terms of setting expectations given the market variables.

Although OSS’ large media & entertainment customer came close to forecast in Q1, their shipments in the current quarter are down significantly. The management teams from both companies are in constant contact and it appears the customer’s product offering is well positioned to capitalize on the market return.

In addition, OSS has been impacted by supply chain issues, especially for high-end PCB boards, that affect multiple customer orders. Fortunately, other than these dynamics, customers want OSS products and demand remains solid.

Consistent with prior years, the company expects a stronger second half of the year in terms of revenue and margin performance. While the impact of the coronavirus continues to create uncertainties, the programs that are expected to drive higher revenue and margins remain currently on track.

Conference Call

OSS management will hold a conference call to discuss its first quarter 2020 results later today, followed by a question and answer period.

Date: Thursday May 14, 2020

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-263-0877

International dial-in number: 1-786-460-7199

Conference ID: 7299295

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 28, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7299295

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized high-performance computing modules and systems, including customized servers, compute accelerators, expansion systems, flash storage arrays and Ion Accelerator storage software. These products are used for deep learning, AI, defense, finance and entertainment applications, and empower scientists, engineers, creators and other professionals to push the boundaries of their industries.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’ and on mobile platforms, and by addressing the entire AI workflow, from high speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the company. The company defines adjusted EBITDA as income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, acquisition expenses, impairment of long-lived assets, financing costs, fair value adjustments from purchase accounting, stock-based compensation expense and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, OSS management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing the company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. OSS management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	For The Three Months Ended March 31,
	2020	2019
Net loss attributable to common stockholders	$(1,096,032)	$(944,729)
Depreciation and amortization	395,825	464,727
Amortization of debt discount	7,520	—
Amortization of deferred gain	(41,479)	(16,479)
Stock-based compensation expense	207,761	167,474
Interest expense	68,784	6,268
Interest income	(24,637)	(3,107)
Acquisition expense	—	3,975
Benefit for income taxes	(467,298)	(1,101,911)

Adjusted EBITDA	$(949,556)	$(1,423,782)

Adjusted EPS excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. OSS management believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with its peer company index and industry. OSS management uses this measure along with the corresponding GAAP financial measures to manage its business and to evaluate the company’s performance compared to prior periods and the marketplace. The company defines Non-GAAP (loss) income attributable to common stockholders as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-recurring acquisition costs. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The company expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table sets-forth non-GAAP net loss attributable to common stockholders and basic and diluted earnings per share:

	For The Three Months Ended March 31,
	2020	2019
Net loss attributable to common stockholders	$(1,096,032)	$(944,729)
Amortization of intangibles	174,525	349,419
Stock-based compensation expense	207,761	167,474

Non-GAAP net loss attributable to common stockholders	$(713,746)	$(427,836)

Non-GAAP net loss per share attributable to common stockholders:

Basic	$(0.04)	$(0.03)

Diluted	$(0.04)	$(0.03)

Weighted average common shares outstanding:

Basic	16,332,898	14,239,711

Diluted	16,332,898	14,239,711

Important Cautions Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not descriptions of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the performance of OSS-products and industry trends regarding deployment of computing power in the field, and regarding the company’s expectations for revenue growth generated by new products and design wins. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved.

Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: location of customer deployments, timing of shipments by OSS and that our ability to close future production business may not develop as we expect; global pandemics or other disasters or public health concerns in regions of the world where we have operations or source material or sell products, and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Unaudited March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$3,038,006	$5,185,321
Accounts receivable, net	9,111,679	11,667,157
Inventories, net	8,984,877	7,369,356
Prepaid expenses and other current assets	840,525	453,938

Total current assets	21,975,087	24,675,772
Property and equipment, net	3,552,551	3,568,564
Deposits and other	45,133	47,146
Deferred tax assets, net	3,459,972	3,019,823
Goodwill	7,120,510	7,120,510
Intangible assets, net	1,171,667	1,346,192

	$37,324,920	$39,778,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,833,791	$4,115,977
Accrued expenses and other liabilities	4,610,506	4,607,432
Current portion of notes payable, net of debt discount of $7,019 and $7,019, respectively	1,016,814	1,377,751
Current portion of related-party notes payable, net of debt discount of $23,060 and $23,060, respectively	575,422	561,441

Total current liabilities	10,036,533	10,662,601
Notes payable, net of current portion and debt discount of $292 and $2,047, respectively	15,722	149,301
Related-party notes payable, net of current portion and debt discount of $961 and $6,726, respectively	50,686	199,943

Total liabilities	10,102,941	11,011,845

Commitments and contingencies
Stockholders’ equity
Common stock, $.0001 par value; 50,000,000 shares authorized; 16,476,661 and 16,121,747 shares issued and outstanding, respectively	1,647	1,612
Additional paid-in capital	30,144,896	30,537,015
Noncontrolling interest	—	500
Accumulated other comprehensive loss	(73,340)	(17,773)
Accumulated deficit	(2,851,224)	(1,755,192)

Total stockholders’ equity	27,221,979	28,766,162

	$37,324,920	$39,778,007

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2020	2019
Revenue	$13,359,637	$10,057,899
Cost of revenue	9,963,950	7,646,277

Gross profit	3,395,687	2,411,622

Operating expenses:
General and administrative	2,514,065	2,043,934
Marketing and selling	1,189,351	1,137,932
Research and development	1,203,425	1,261,964

Total operating expenses	4,906,841	4,443,830

Loss from operations	(1,511,154)	(2,032,208)

Other income (expense):
Interest income	24,637	3,107
Interest expense	(68,784)	(6,268)
Other income (expense), net	(8,029)	(11,271)

Total other income (expense), net	(52,176)	(14,432)

Loss before income taxes	(1,563,330)	(2,046,640)
Benefit for income taxes	(467,298)	(1,101,911)

Net loss attributable to common stockholders	$(1,096,032)	$(944,729)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.07)

Diluted	$(0.07)	$(0.07)

Weighted average common shares outstanding:
Basic	16,332,898	14,239,711

Diluted	16,332,898	14,239,711